UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934
Date of Report (Date of earliest event reported): February 28, 2014

LinkedIn Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
2029 Stierlin Court
Mountain View, CA 94043
(Address of Principal Executive Offices including Zip Code)
(650) 687-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On February 28, 2014, LinkedIn Corporation (the “Company”) completed its previously announced acquisition of Bright Media Corporation (“Bright”), a company that leverages data insights and matching technology to connect prospects and employers. As contemplated by the agreement and plan of merger (the “Merger Agreement”) entered into on February 6, 2014, as amended, by and among, the Company, Bright, Bok Choy Acquisition Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 1”), Bok Choy Acquisition Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub 2”) and with respect to Articles I, VI, VII and VIII only, U.S. Bank, National Association, as escrow agent and Steven Goodman as stockholder representative, Merger Sub 1 merged with and into Bright with Bright surviving (the “Merger”) followed by the merger of Bright with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and as a wholly-owned subsidiary of the Company. The aggregate consideration payable in exchange for all of the equity interests of Bright was approximately $120 million, comprising an aggregate of approximately 308,763 shares of the Company’s Class A common stock and $53.8 million in cash. The consideration is subject to adjustment based on (i) purchase price adjustment provisions, (ii) continuing service obligations to the Company of certain Bright equityholders, and (iii) indemnification obligations of Bright equityholders after the closing of the acquisition. A portion of the consideration was placed in escrow to satisfy certain indemnification obligations of Bright equityholders described in the Merger Agreement.
The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.01 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

2.1
Agreement and Plan of Merger, dated February 6, 2014, as amended, by and among LinkedIn Corporation, Bright Media Corporation, Bok Choy Acquisition Merger Corporation, Bok Choy Acquisition Merger LLC, and with respect to Articles I, VI, VII and VIII only, U.S. Bank, National Association, as escrow agent and Steven Goodman as stockholder representative.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKEDIN CORPORATION
Date: March 5, 2014	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.1
Agreement and Plan of Merger, dated February 6, 2014, as amended, by and among LinkedIn Corporation, Bright Media Corporation, Bok Choy Acquisition Merger Corporation, Bok Choy Acquisition Merger LLC, and with respect to Articles I, VI, VII and VIII only, U.S. Bank, National Association, as Escrow Agent and Steven Goodman as Stockholder Representative (as defined therein).